Exhibit 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT

PURSUANT TO THE

FERGUSON

NON-EMPLOYEE DIRECTOR INCENTIVE PLAN 2022

* * * * *

Participant: [•]

Grant Date: [•]

Number of Restricted Stock Units Granted: [•]

Vesting Date: [•]

* * * * *

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Ferguson plc, a company incorporated in Jersey under number 128484 (the “Company”), and the Participant specified above, pursuant to the Ferguson Non-Employee Director Incentive Plan 2022, as in effect and as amended from time to time (the “Plan”), which is administered by the Board (or a committee of two or more directors later designated by the Board) (as applicable, the “Committee”); and

WHEREAS, the Committee has determined in accordance with the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (the “RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto hereby mutually covenant and agree as follows:

1.

Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control; provided, however, that any provisions with respect to treatment of the RSUs upon the Participant’s Termination of Service shall be as provided in this Agreement.

2.

Grant of RSUs. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Subject to the terms of this Agreement and the Plan, each RSU, to the extent it becomes a vested RSU in accordance with Section 3 hereof, represents the right to receive one (1) Ordinary Share. Unless and until an RSU becomes vested, the Participant will have no right to settlement of such RSU. Except as otherwise provided by the Plan and this Agreement (including Section 5 hereof), the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any Shares underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.	Vesting.

(a)

Except as otherwise provided in this Section 3, the RSUs subject to this grant shall become fully vested as of the Vesting Date specified above. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason prior to the Vesting Date.

(b)	Termination of Service. Subject to the Committee’s discretion to accelerate vesting hereunder,

(i)	Upon the Participant’s Termination of Service by reason of death or Disability prior to the Vesting Date, the RSUs shall immediately vest.

(ii)

Except as set forth in (i) above, upon the Participant’s Termination of Service for any reason prior to the Vesting Date, the RSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s Termination of Service.

(c)

Change in Control. Any unvested RSUs shall immediately vest upon a Change in Control, so long as the Participant continuously provides services to the Company or an Affiliate from the Grant Date through such event.

(d)

Notwithstanding the foregoing, no RSUs granted hereunder shall vest unless and until the issue or transfer of Shares after such vesting would be lawful in all relevant jurisdictions and in compliance with the listing rules for the listing on which such Shares would be exchanged, any relevant share dealing code of the Company, the City Code of Takeovers and Mergers and any other relevant regulation or enactment related to the vesting of such RSUs any jurisdiction in which the Participant is resident for tax purposes.

4.

Delivery of Shares. Any vested RSUs may be settled by the issue of Shares, the transfer of Shares from treasury or by the transfer of Shares purchased on the market, including from an employee benefit trust. Unless otherwise provided herein, within thirty (30) days following the vesting of the RSUs, the RSUs shall be settled by delivering to the Participant the number of Shares that correspond to the number of RSUs that have become vested, less any Shares withheld by the Company pursuant to Section 8 hereof. Any Shares delivered to the Participant are subject to the governing documents of the Company (as amended from time to time) and to any necessary consents of any governmental or other authorities under any enactments from time to time in force.

5.

Dividend Equivalent Rights; Rights as a Shareholder. If the Company pays a cash dividend in respect of its outstanding Ordinary Shares and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not vested and been settled in accordance with Section 4, the Company shall credit to an account maintained by the Company for the Participant’s benefit an amount equal to the cash dividends the Participant would have received if the Participant were the holder of record, as of such record date, of the number of Ordinary Shares related to the portion of the RSUs that have not been settled or forfeited as of such record date and such amount shall be paid in cash at the same time and only to the extent that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof or, if later, the date on which such cash dividend is paid to shareholders of the Company. Share or property dividends on Ordinary Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each RSU granted to the Participant; provided, that such share or property dividends shall be paid in (i) Ordinary Shares, (ii) in the case of a spin-off, shares of share of the entity that is spun-off from the Company, or (iii) other property, as applicable and in each case, at the same time that the Shares underlying the RSUs are delivered to the Participant in accordance with the provisions hereof. Such account is intended to constitute an “unfunded” account, and neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust of any kind. Except as otherwise provided herein, the Participant shall have no rights as a shareholder with respect to any Shares covered by any RSU unless and until the Participant has become the holder of record of such Shares.

6.

Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein.

7.	Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

8.

Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any United Kingdom, federal, state, local and/or foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any Shares otherwise required to be issued pursuant to this Agreement. At the discretion of the Company, any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or Shares otherwise deliverable to the Participant hereunder. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

9.

Securities Representations. The RSUs are being granted to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:

(a)

The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 9.

(b)

If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Shares issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register such Shares (or to file a “re-offer prospectus”).

(c)

If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Ordinary Shares of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the Shares issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

10.

Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

11.

Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

12.

No Right to Service. Any questions as to whether and when there has been a Termination of Service and the cause of such Termination of Service shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or Affiliates to terminate the Participant’s directorship at any time, for any reason and with or without cause.

13.

Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan) in accordance with Section 11.18 of the Plan. This authorization and consent is freely given by the Participant.

14.

Compliance with Laws. The grant of the RSUs and any issuance of Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to grant the RSUs or issue any Shares pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

15.

[Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs and Dividend Equivalent Rights are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.][1]

16.

Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

17.	Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19.

Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20.

Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21.

Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, to the extent provided in Article IX of the Plan; (b) the award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary compensation or fees, and shall not be considered as part of such compensation in the event of severance or resignation.

22.

Policy Against Insider Trading; Clawback Policy. By accepting the award of RSUs granted hereunder, the Participant acknowledges that the Participant is bound by and shall comply with all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time and that this Award is subject to forfeiture under the Clawback Policy (as defined in the Plan).

23.

Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the award of RSUs granted hereunder subject to all of the terms and conditions of the Plan and this Agreement. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and the RSUs shall be final and conclusive. The Participant acknowledges that there may be adverse tax consequences upon any disposition of the underlying Shares and that the Participant should consult a tax advisor prior to such disposition.

[Remainder of Page Intentionally Left Blank]

[1]	Note to Draft: To be included for grantees who are US taxpayers.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FERGUSON PLC

By:
Name:
Title:

PARTICIPANT

Name: [•]

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